                                                                     Exhibit 4.8

                  CONSENT AND AMENDMENT TO LIQUIDITY AGREEMENT

          THIS CONSENT AND AMENDMENT TO LIQUIDITY AGREEMENT (this "Consent and Amendment") is dated as of December 15, 1995 among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), the Liquidity Lenders, as such term is defined in the Liquidity Agreement (defined herein) and CITIBANK, N.A., a national banking association ("Citibank"), as liquidity agent (in such capacity, together with any successors and assigns thereto, the "Liquidity Agent") for the Liquidity Lenders.

                                  WITNESSETH:

          WHEREAS, NFC, the Liquidity Lenders and the Liquidity Agent are parties to that certain Liquidity Agreement, dated as of June 7, 1995, among NFC, certain financial institutions that are or may become party thereto and the Liquidity Agent (the "Liquidity Agreement"); and

          WHEREAS, NFC desires (i) to include Chrysler Corporation as an Eligible Manufacturer and (ii) to amend the Liquidity Agreement to, among other things, modify the conditions for the issuance of Commercial Paper Notes and provide for the making of Refunding Advances in the event that the weighted average interest rate of the Outstanding Commercial Paper Notes, Outstanding Liquidity Advances and Outstanding Support Liquidity Disbursements at any time exceeds 10% per annum and certain conditions (including the provision of increased credit enhancement, if required by the Rating Agencies) are not satisfied;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

          SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List, dated as of June 7, 1995 and annexed to the Liquidity Agreement as Annex A, as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Liquidity Agreement (the "Definitions List").

          SECTION 2. Inclusion of Chrysler Corporation as an Eligible Manufacturer. Each Liquidity Lender, by its execution of this Consent and Amendment, hereby consents to the inclusion of Chrysler Corporation as an Eligible Manufacturer.

          SECTION 3. Amendments to the Liquidity Agreement.

          (a) Section 2.1(d) of the Liquidity Agreement is hereby amended and restated in its entirety to read as follows:

                    "(d) after giving effect to such issuance and the use of proceeds thereof, the weighted average interest rate of the Outstanding Commercial Paper Notes, Liquidity Advances and Support Liquidity Disbursements would be in excess of 10% per annum, unless
          (i) NFC shall have given its written consent to a weighted average interest rate in excess of 10% per annum, (ii) if required by the Rating Agencies in connection therewith, the Fronting Letter of Credit Amount shall be increased and/or a letter of credit on terms substantially similar to the Fronting Letters of Credit shall be provided by an Eligible Credit Enhancer and/or an additional cash collateral account shall be funded, and (iii) the Rating Agencies shall have confirmed that such weighted average interest rate will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes. Notwithstanding anything to the contrary contained in this Agreement (other than in the proviso to this sentence) NFC shall not be required to obtain the consent of any Liquidity Lender or the Liquidity Agent to any such (1) increase in the Fronting Letter of Credit Amount pursuant to this Section 2.1(d),
          (2) provision of a letter of credit pursuant to this Section 2.1(d) or
          (3) funding of an additional cash collateral account pursuant to this
          Section 2.1(d); provided, however, that if the ratings of the Commercial Paper Notes by S&P or Moody's will be less than A-1 or P-1, respectively, after giving effect to such weighted average interest rate in excess of 10% per annum and such increase in the Fronting Letter of Credit Amount, provision of a letter of credit and/or funding of an additional cash collateral account, such Commercial Paper Notes will not be issued unless the Majority Banks shall have given their written consent thereto. NFC shall notify the Liquidity Agent and the Agent in writing no later than 11:00 a.m. (New York City time) on any Business Day on which the weighted average interest rate of the Outstanding Commercial Paper Notes, Liquidity Advances and Support Liquidity Disbursements exceeds 10% per annum, or".

          (b) Section 3.6.2 of the Liquidity Agreement is hereby amended and restated in its entirety to read as follows:

                    "SECTION 3.6.2. Refunding Advances. (a) Upon receipt from the Depositary of notice (not later than 11:15 a.m., New York City time) pursuant to Section 5(b) of the Depositary Agreement that, on any Business Day that any Commercial Paper Notes mature, the amount required to pay in full all Commercial Paper Notes maturing on such Business Day will be more than the net amount obtained by the issuance of Commercial Paper Notes on such day plus the amount available for payment of such Commercial Paper Notes in the Commercial Paper Account (the amount of such excess, the "Commercial Paper Deficit"), the Agent shall, if such notice contains an instruction from the Depositary to the Agent to deliver a Borrowing Request, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 12:00 noon, New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 11:30 a.m., New York City time, on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount equal to the excess of (i) the Commercial Paper Deficit over (ii) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes and from the proceeds of Swing Line Advances being made on such day.

                    (b) If on any Business Day in a Related Month the weighted average interest rate of the Outstanding Commercial Paper Notes, Outstanding Liquidity Advances and Outstanding Support Liquidity Disbursements exceeds 10% per annum, then, unless the requirements for the continued issuance of Commercial Paper Notes set forth in Section 2.1(d) shall have been complied with not later than 11:00 a.m. (New York City time) on the last Business Day before the Payment Date with respect to such Related Month, the Agent (provided NFC shall have delivered the notice required pursuant to the last sentence of Section 2.1(d)) shall, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 12:00 noon, New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 11:30 a.m., New York City time, on such last Business Day before such Payment Date, that such Borrowing be made in an aggregate principal amount equal to the lesser of

          (i) the Aggregate Liquidity Commitment on such date minus the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) outstanding on such date as determined immediately prior to such Borrowing Request and (ii) the Aggregate Outstanding CP on such date.

                    (c) On the terms and subject to the conditions of this Liquidity Agreement, each Borrowing under this Section shall be initially comprised of Base Rate Advances (subject to conversion in accordance with the provisions of Section 3.8) and shall be made on the Business Day specified in such Borrowing Request. For the purposes of this Section, Commercial Paper Notes maturing on any day which have been paid from an advance made by the Depositary shall nonetheless be deemed to be unpaid.

          SECTION 4. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Consent and Amendment:

                    (a) NFC shall have delivered prior written notice of this Consent and Amendment to each Rating Agency, each Placement Agent and each Dealer;

                    (b) Each of NFC and the Liquidity Agent shall have received a copy of each Rating Agency's written confirmation that this Consent and Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

                    (c) This Consent and Amendment shall have been consented to by GM, the Majority Banks, the Agent and each B Support Credit Enhancer as evidenced by their respective delivery of executed counterparts of this Consent and Amendment to the Liquidity Agent;

                    (d) This Consent and Amendment shall have been duly executed and delivered by NFC and the Liquidity Agent; and

                    (e) The Liquidity Agent shall have received from NFC (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Consent and Amendment and (ii) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Consent and Amendment.

          SECTION 5. Reference to and Effect on the Related Documents; Ratification. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Liquidity Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Liquidity Agreement, and each reference in any other Related Document to "the Liquidity Agreement", "thereunder", "thereof" or words of like import referring to the Liquidity Agreement, shall mean and be a reference to the Liquidity Agreement as amended hereby.

          (b) Except as specifically amended above, the Liquidity Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Consent and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Liquidity Agreement, nor constitute a waiver of any provision of any of the Related Documents.

          SECTION 6. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent and Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Consent and Amendment.

          SECTION 7. Governing Law. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed by their respective officers thereunto duly authorized. as of the date first above written.

                                            NATIONAL FLEET FUNDING CORPORATION

                                            By: /s/ M.J. Becker
                                               --------------------------------
                                                Name: M.J. Becker
                                                Title: Treasurer

                                            CITIBANK, N.A.
                                              as Liquidity Agent

                                            By: /s/ Tara Coffey
                                               --------------------------------
                                                Name:  Tara Coffey
                                                Title: Senior Trust Officer

          ACKNOWLEDGED AND AGREED:

          GENERAL MOTORS CORPORATION

          By: /s/    G.R. Frink
             ---------------------------
              Name:  G.R. Frink
              Title: Executive Director, NAO Fleet Operations

          CREDIT SUISSE, NEW YORK BRANCH,
            as Agent and B Support
            Credit Enhancer

          By: /s/    ROGER W. SAYLOR
             ---------------------------
              Name:  ROGER W. SAYLOR
              Title: Associate

          By: /s/    Ann F. Lopez
             ---------------------------
              Name:  Ann F. Lopez
              Title: Member of Senior Management

          CITIBANK, N.A., as
            B Support Credit Enhancer

          By: /s/    William G. McKnight
             ---------------------------
              Name:  William G. McKnight
              Title: Vice President



         LIQUIDITY COMMITMENT            LIQUIDITY LENDER

         $60,000,000                     ABN AMRO BANK N.Y.

                                         By:/s/     Bernard J. McGulgan
                                            -----------------------------------
                                             Name:  Bernard J. McGulgan
                                             Title: Group Vice President

                                         By:/s/     Christine E. Holmes
                                            -----------------------------------
                                             Name:  Christine E. Holmes
                                             Title: Vice President

         $15,000,000                     BANK AUSTRIA AKTIENGESELLSCHAFT

                                         By:/s/     Jeanine Ball
                                            -----------------------------------
                                             Name:  Jeanine Ball
                                             Title: AVP

                                         By:/s/     J.A. Seay
                                            -----------------------------------
                                             Name:  J.A. Seay
                                             Title: VP

         $50,000,000                     BANK BRUSSELS LAMBERT - NEW YORK BRANCH

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:



         $15,000,000                     BANK OF IRELAND

                                         By: /s/ N.O. Flynn
                                            -----------------------------------
                                             Name: N.O. Flynn
                                             Title: Manager

                                         By: /s/
                                            -----------------------------------
                                             Name:
                                             Title:

         $50,000,000                     BANK OF MONTREAL

                                         By:/s/     LYNN A. DURNING
                                            -----------------------------------
                                             Name:  LYNN A. DURNING
                                             Title: DIRECTOR

         $75,000,000                     THE BANK OF NEW YORK

                                         By:/s/     Richard A. Raffetto
                                            -----------------------------------
                                             Name:  Richard A. Raffetto
                                             Title: Assistant Vice President

         $75,000,000                     THE BANK OF NOVA SCOTIA

                                         By:/s/     F.C.H. Ashby
                                            -----------------------------------
                                             Name:  F.C.H. Ashby
                                             Title: Senior Manager Loan Operations

         $25,000,000                     THE BANK OF TOKYO, LTD., NEW YORK AGENCY

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:



         $10,000,000                     BANQUE ET CAISSE D'EPARGENE DE L'ETAT,
                                           LUXEMBOURG

                                          By: /s/
                                            -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ John Dhur
                                            -----------------------------------
                                             Name: John Dhur
                                             Title: Directeur

         $15,000,000                     BANQUE NATIONALE DE PARIS - CHICAGO
                                           BRANCH

                                         By: /s/    ARNAUD COLLIN DU BOCAGE
                                            -----------------------------------
                                             Name:  ARNAUD COLLIN DU BOCAGE
                                             Title: Executive Vice President
                                                     and General Manager

         $25,000,000                     BAYERISCHE HYPOTHEKEN-UND WECHSEL - BANK
                                           AKTIENGESELLSCHAFT, NEW YORK BRANCH

                                         By: /s/ R.G. Pankuch
                                            -----------------------------------
                                             Name: R.G. Pankuch
                                             Title: FVP

                                         By:/s/     Constance Madden
                                            -----------------------------------
                                             Name:  Constance Madden
                                             Title: V.P.



         $50,000,000                     CAISSE NATIONALE DE CREDIT AGRICOLE

                                         By:/s/     KATHERINE L. ABBOTT
                                            -----------------------------------
                                             Name:  KATHERINE L. ABBOTT
                                             Title: FIRST VICE PRESIDENT

         $75,000,000                     CANADIAN IMPERIAL BANK OF COMMERCE

                                         By:/s/
                                            -----------------------------------
                                             Name:  KENT S. DAVIS
                                             Title: Authorized Signatory

         $82,500,000                     CITIBANK, N.A.

                                         By:/s/     William G. McKnight
                                            -----------------------------------
                                             Name:  William G. McKnight
                                             Title: Vice President

         $75,000,000                     COMMERZBANK AG, CHICAGO BRANCH

                                         By:/s/     WILLIAM BRENT PETERSON
                                            -----------------------------------
                                             Name:  WILLIAM BRENT PETERSON
                                             Title: Assistant Vice President

                                         By:/s/     MARK MONSON
                                            -----------------------------------
                                             Name:  MARK MONSON
                                             Title: Vice President



         $82,500,000                     CREDIT SUISSE, NEW YORK BRANCH

                                         By:/s/     ROGER W. SAYLOR
                                            -----------------------------------
                                             Name:  ROGER W. SAYLOR
                                             Title: Associate

                                         By:/s/     Ann F. Lopez
                                            -----------------------------------
                                             Name:  Ann F. Lopez
                                             Title: Member of Senior Management

         $25,000,000                     DEN DANSKE BANK AKTIESELSKAB, NEW YORK
                                           BRANCH

                                         By:/s/     Stephen B. Shea
                                            -----------------------------------
                                             Name:  Stephen B. Shea
                                             Title: Vice President

                                         By:/s/
                                            -----------------------------------
                                             Name:
                                             Title: V.P.

         $50,000,000                     DRESDNER BANK AG CHICAGO BRANCH AND
                                           GRAND CAYMAN BRANCH

                                         By:/s/     Haig C. Garabedian
                                            -----------------------------------
                                             Name:  Haig C. Garabedian
                                             Title: Vice President

                                         By:/s/     William J. Murray
                                            -----------------------------------
                                             Name:  William J. Murray
                                             Title: Vice President



         $25,000,000                     FIRST BANK NATIONAL ASSOCIATION

                                         By:/s/     Terese A. Radford
                                            -----------------------------------
                                             Name:  Terese A. Radford
                                             Title: Commercial Banking Officer

         $75,000,000                     THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                           CHICAGO BRANCH

                                         By:/s/  Hiroki Yamada
                                            -----------------------------------
                                             Name:  Hiroki Yamada
                                             Title: General Manager

         $150,000,000                    INTERNATIONAL NEDERLANDEN (U.S.)
                                           CAPITAL MARKET, INC.

                                         By:/s/     Michael Plunkett
                                            -----------------------------------
                                             Name:  Michael Plunkett
                                             Title: Vice President

         $50,000,000                     J.P. MORGAN DELAWARE

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:

         $50,000,000                     MITSUBISHI BANK, LIMITED, CHICAGO BRANCH

                                         By:/s/     Jeffrey R. Arnold
                                            -----------------------------------
                                             Name:  Jeffrey R. Arnold
                                             Title: Vice President



         $25,000,000                     PNC BANK, NATIONAL ASSOCIATION

                                         By:/s/     Charles Shoemake
                                            -----------------------------------
                                             Name:  Charles Shoemake
                                             Title: Vice President

         $50,000,000                    THE SANWA BANK, LIMITED, CHICAGO BRACH

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:

         $25,000,000                     THE SUMITOMO BANK, LIMITED

                                         By:/s/     KATSUYASU IWASAWA
                                            -----------------------------------
                                             Name:  KATSUYASU IWASAWA
                                             Title: JOINT GENERAL MANAGER

         $10,000,000                     SVENSKA HANDELSBANKEN

                                         By:/s/     Geoffrey Walker
                                            -----------------------------------
                                             Name:  Geoffrey Walker
                                             Title: Senior Vice President

                                         By:/s/    Ralph C. Daloisio
                                            -----------------------------------
                                             Name: Ralph C. Daloisio
                                             Title: AVP



         $15,000,000                     UNITED STATES NATIONAL BANK OF OREGON

                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:

         $50,000,000                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           NEW YORK BRANCH AND CAYMAN ISLANDS
                                           BRANCH

                                         By:/s/    S. Gattinelli
                                            -----------------------------------
                                             Name: S. Gattinelli
                                             Title: V.P.

                                         By:/s/     C.D. ROCKEY
                                            -----------------------------------
                                             Name:  C.D. ROCKEY
                                             Title: ASSOCIATE